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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Registration Statement on Form S-1 of our report dated August 14, 2005 (January 30, 2006 as to the effects of the stock split described in Note 20) relating to the consolidated financial statements of Crocs, Inc. appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ Deloitte & Touche LLP
Denver, Colorado
February 7, 2006

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Consent of Independent Registered Public Accounting Firm